                                                       MSF                MSF                  MSF                ENT
                                                      LONG           INTERMEDIATE          GOVERNMENT          HIGH YIELD
     SEC Yield Calculation                         TERM BOND           TERM BOND           SECURITIES            BOND
       DECEMBER 31, 1995                        VARIABLE ACCT A     VARIABLE ACCT A     VARIABLE ACCT A     VARIABLE ACCT A

                    (a-b)                             301,707.23        170,808.13            44,562.43         97,628.18
                      c                          4,677,245.00300   3,440,612.76100        822,660.49000   2,811,578.94100
                      d                                 12.88000          10.57000             10.21000           5.31000
                    (c*d)                          60,242,915.64     36,367,276.88         8,399,363.60     14,929,484.18
                 (a-b) / (c*d)                           0.00501           0.00470              0.00531           0.00654
              ((a-b) / (c*d) +1)                         1.00501           1.00470              1.00531           1.00654
     ((a-b) / (c*d) +1) to the power of 6                1.03043           1.02851              1.03226           1.03988
 (((a-b) / (c*d) + 1) to the power of 6) - 1             0.03043           0.02851              0.03226           0.03988
2*(((a-b) / (c*d) + 1) to the power of 6 - 1)           0.06086           0.05703              0.06452           0.07977
-------------------------------------------------------------------------------------------------------------------------
                    Yield Percentage                    6.08556%          5.70270%             6.45159%          7.97656%

LESS MORTALITY AND EXPENSE RISK                         1.25000%          1.25000%             1.25000%          1.25000%
                                                        4.83556%          4.45270%             5.20159%          6.72656%

                                31--December--95


Money Market SEC Effective Yield                                         MSF
--------------------------------                             --------------------------
               Base Period Return                                             0.0010110
                    BPR + 1                                                   1.0010110
                    365 / 7                                                  52.1428571
     (BPR + 1) to the power of (365 / 7)                                      1.0541026
   (BPR + 1) to the power of (365 / 7) - 1                                    0.0541026
------------------------------------------                   --------------------------
                                                                             5.4102610%

      Regular 7-day yield                                                    5.2716429%
